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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 21, 1997, included in Weeks Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, into, and to all references to our firm in, the Company's previously filed Registration Statement on Form S-3 (File No. 333-18307) and the related prospectus supplement dated May 7, 1997, relating to the Company's offering of Common Stock, par value $0.01 per share.

                                             /s/ Arthur Andersen LLP

Atlanta, Georgia
May 7, 1997